Exhibit 3.1(z)(i)



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                          CERTIFICATE OF INCORPORATION

                                       OF

                      Monetary Management of New York, Inc.

                            UNDER SECTION 402 OF THE
                            BUSINESS CORPORATION LAW

                                    * * * * *

               WE, THE UNDERSIGNED, all of the age of eighteen years or over, for the purpose of forming a corporation pursuant to Section 402 of the Business Corporation Law of New York, do hereby certify:

               FIRST:  The name of the corporation is
                      Monetary Management of New York, Inc.

               SECOND:  The purposes for which it is formed are:

               To engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law, provided that it is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body, without such consent or approval first being obtained.

               THIRD: The office of the corporation is to be located in the County of New York, State of New York.







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               FOURTH:  The aggregate number of shares which the
     corporation shall have authority to issue is twenty thousand (20,000) of the par value of One Dollar ($1.00) each.

               FIFTH: The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is: c/o C T Corporation System, 1633 Broadway, New York, New York 10019.

               SIXTH: The name and address of the registered agent which is to be the agent of the corporation upon whom process against it may be served, are C T CORPORATION SYSTEM, 1633 Broadway, New York, New York 10019.

               IN WITNESS WHEREOF, we have made and signed this Certificate of Incorporation this 29th day of October, A.D. 1986.


                                   /s/ Dianne Mazzola
                                   ----------------------------------------
                                   Diane Mazzola
                                   1633 Broadway,
                                   New York, New York  10019


                                   /s/ Lillian Rosado
                                   ----------------------------------------
                                   Lillian Rosado
                                   1633 Broadway,
                                   New York, New York  10019






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     STATE OF NEW YORK   )
                         )    SS:
     COUNTY OF NEW YORK  )


               On this 29th day of October, 1986, before me personally came DIANE MAZZOLA and LILLIAN ROSADO, to me known, and known to me to be the persons described in and who executed the foregoing Certificate, and they duly acknowledged to me that they had executed the same.

                                   /s/ Timothy E. Carlson
                                   ----------------------------------------
                                         Timothy E. Carlson
                                           Notary Public



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